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                                                                    Exhibit 99.3

                         SUMMIT MEDICAL SYSTEMS, INC.

PRO FORMA RESULTS OF ACQUISITION OF C.L. McINTOSH & ASSOCIATES, INC.

Effective December 31, 1996, the Company exchanged 976,453 shares of common stock for all outstanding shares of common stock in a pooling of interests of C.L. McIntosh & Associates, Inc., a health care consulting firm providing services in the areas of Medicare and regulatory affairs.

Unaudited pro forma condensed results of operations of the Company for the year ended December 31, 1995 and nine months ended September 30, 1996 as if the acquisition had been completed at the beginning of the respective periods are:

                                              Summit      C.L. McIntosh
                                              Medical     & Associates,   Pro Forma     Pro Forma
                                           Systems, Inc.       Inc.      Adjustments    Combined
                                           -------------       ----      -----------    --------
                                            (Restated)
Year ended December 31, 1995:
  Revenue                                  $ 11,586,577     $3,895,534                 $15,482,111
  Cost of sales                               3,713,394      2,230,719                   5,944,113
                                           ------------     ----------                 -----------
  Gross profit                                7,873,183      1,664,815                   9,537,998
  Operating expenses                         17,978,261      1,158,185                  19,136,446
                                           ------------     ----------                 -----------
  Income (loss) from operations             (10,105,078)       506,630                  (9,598,448)
  Interest income, net                          586,640        (12,046)                    574,594
                                           ------------     ----------                 -----------
  Income (loss) before income taxes          (9,518,438)       494,584                  (9,023,854)
  Income tax expense                                  -              -                           -
                                           ------------     ----------                 -----------
  Net income (loss)                        $ (9,518,438)    $  494,584                 $(9,023,854)
                                           ============     ==========                 ===========
  Net loss per share                       $      (1.70)                               $     (1.37)
                                           ------------                                -----------
  Weighted average shares outstanding         5,604,469                                  6,580,922
                                           ------------                                -----------

Nine months ended
September 30, 1996:
  Revenue                                  $ 11,345,082     $2,713,933                 $14,059,015
  Cost of sales                               3,940,604      1,514,232                   5,454,836
                                           ------------     ----------                 -----------
  Gross profit                                7,404,478      1,199,701                   8,604,179
  Operating expenses                         11,086,036        955,885                  12,041,921
                                           ------------     ----------                 -----------
  Income (loss) from operations              (3,681,558)       243,816                  (3,437,742)
  Interest income, net                        1,273,009         (4,638)                  1,268,371
                                           ------------     ----------                 -----------
  Income (loss) before income taxes          (2,408,549)       239,178                  (2,169,371)
  Income tax expense                             17,805              -                      17,805
                                           ------------     ----------                 -----------
  Net income (loss)                        $ (2,426,354)    $  239,178                 $(2,187,176)
                                           ============     ==========                 ===========
  Net loss per share                       $      (0.30)                               $     (0.24)
                                           ------------                                -----------
  Weighted average shares outstanding         8,111,590                                  9,088,043
                                           ------------                                -----------

Pro forma adjustments to operations:
  none

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Unaudited pro forma condensed statement of financial position as if the acquisition had occured September 30, 1996 would be:

                                                        Summit      C.L. McIntosh
                                                        Medical     & Associates,     Pro Forma      Pro Forma
                                                     Systems, Inc.       Inc.        Adjustments     Combined
                                                     -------------       ----        -----------     --------
                                                      (Restated)
September 30, 1996:
  Current assets                                       $53,319,462     $1,051,030                   $54,370,492
  Equipment and fixtures, net                            2,096,070        205,624                     2,301,694
  Other assets, net                                         98,297          5,961                       104,258
                                                       -----------     ----------                   -----------
     Total assets                                      $55,513,829     $1,262,615                   $56,776,444
                                                       ===========     ==========                   ===========

  Current liabilities                                   $3,226,479       $589,491                    $3,815,970
  Long-term debt                                            30,878              -                        30,878
  Shareholders' equity                                  52,256,472        673,124                    52,929,596
                                                       -----------     ----------                   -----------
     Total liabilities and shareholders'
     equity                                            $52,287,350     $1,262,615                   $56,776,444
                                                       ===========     ==========                   ===========

Pro forma adjustments to financial position:
 none

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